UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

ACCO Brands Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-08454	36-2704017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Corporate Drive
Lake Zurich, Illinois		60047
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 541-9500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 20, 2025. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote for each proposal are set forth below. Each of the proposals is described in greater detail in the Company’s Proxy Statement.

1: The election of nine directors for a one-year term expiring at the 2026 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Vote
Joseph B. Burton	62,899,801	5,530,259	55,613	10,858,451
Kathleen S. Dvorak	66,357,554	2,073,002	55,119	10,858,451
Pradeep Jotwani	61,506,964	6,905,634	73,073	10,858,451
Robert J. Keller	65,507,781	1,976,312	1,001,582	10,858,451
Ron Lombardi	67,367,262	1,060,297	58,116	10,858,451
Graciela I. Monteagudo	66,638,522	1,794,610	52,541	10,858,451
E. Mark Rajkowski	66,215,218	2,211,564	58,892	10,858,451
Elizabeth A. Simermeyer	62,819,806	5,595,901	69,971	10,858,451
Thomas W. Tedford	66,561,181	1,869,586	54,906	10,858,451

2: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025:

For	Against	Abstain
78,025,683	1,269,673	48,765

3: The approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
66,439,459	1,612,052	434,159	10,858,541

4: The approval of an amendment to the 2022 ACCO Brands Corporation Incentive Plan to increase the number of shares reserved for issuance by 4,550,000 shares:

For	Against	Abstain	Broker Non-Vote
55,394,858	12,052,336	1,038,477	10,858,451

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation

Date:	May 21, 2025	By:	/s/ Pamela R. Schneider
Pamela R. Schneider, Senior Vice President, General Counsel and Corporate Secretary